UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2004

AIRNET COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-28217	59-3218138
(Commission file number)	(IRS Employer Identification Number)

3950 Dow Road, Melbourne, Florida 32934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 984-1990

N/A

(Former name or former address, if changed since last report)

Item 4. Change in Registrant’s Certifying Accountants.

(a) Previous independent accountants

(i) On May 27, 2004, Deloitte & Touche LLP (“Deloitte”), the independent auditors for AirNet Communications Corporation (the “Registrant”), notified the Registrant that they were resigning from the client-auditor relationship with the Registrant effective as of that date.

(ii) Deloitte’s reports on the Registrant’s financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of Deloitte for both fiscal years contained an explanatory paragraph referring to substantial doubt as to the Registrant’s ability to continue as a going concern.

(iii) During the fiscal years ended December 31, 2003 and 2002, and through May 27, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its reports on the financial statements for such years.

(iv) During the fiscal years ended December 31, 2003 and 2002, and through May 27, 2004, there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

(v) The Registrant has provided a copy of the foregoing disclosure to Deloitte and has requested Deloitte furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Deloitte dated June 2, 2004 is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent accountants

The Audit Committee of the Registrant has begun to solicit proposals for an audit relationship with a new independent accounting firm.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Exhibit Title
Exhibit 16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET COMMUNICATIONS CORPORATION
Registrant

By:	/s/ Stuart P. Dawley, Esq.
Stuart P. Dawley, Esq.
Vice President, General Counsel and Secretary

Dated: June 2, 2004